Exhibit 21.1
Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction
Business Process Solutions (India) Pvt. Ltd.	India
Business Process Outsourcing Ltd.	Mauritius
Business Process Outsourcing, LLC	Delaware
Data Intelligence Limited	United Kingdom
Datasource Consulting, LLC(4)	Colorado
EXL Analytics SA (Pty) Limited	South Africa
exl Service.com (India) Private Limited	India
ExlService (UK) Limited	United Kingdom
ExlService Australia Pty Ltd.	Australia
ExlService Bulgaria EAD	Bulgaria
ExlService Canada Inc.	Canada
ExlService Colombia, S.A.S.	Colombia
ExlService Czech Republic s.r.o.	Czech Republic
ExlService Germany GmbH	Germany
ExlService Mauritius Limited	Mauritius
ExlService Philippines, Inc.	Philippines
ExlService Romania Private Limited S.R.L.	Romania
Exl Service South Africa (PTY) Ltd.	South Africa
ExlService Switzerland GmbH	Switzerland
ExlService Technology Solutions, LLC	Delaware
ExlService.com, LLC	Delaware
Inductis (India) Private Limited	India
Inductis (Singapore) PTE Limited	Singapore
Insight Solutions, LLC (2)	Kansas
IQR Analytics Private Limited	India
IQR Consulting, Inc.(1)	California
JCG New Media, LLC(4)	Pennsylvania
Liss Systems Limited	United Kingdom
OPI Limited	Mauritius
Outsource Partners International Limited	United Kingdom
Outsource Partners International, Inc.	Delaware
Outsourcepartners International Pvt. Ltd.	India
Overland Holdings, Inc.(3)	Delaware
Overland Solutions, Inc.(1)	Delaware
RPM Data Solutions, LLC(4)	New Jersey
RPM Direct, LLC(4)	New Jersey
SCIOinspire Holdings Inc.(4)	Cayman Island
SCIO Health Analytics (UK) Limited	United Kingdom
SCIOinspire Consulting Services (India) Private Limited	India
SCIOinspire Corp.(4)	Delaware

1.IQR Consulting, Inc. and Overland Solutions, Inc. have been renamed as IQR Consulting, LLC and Overland Solutions, LLC, respectively, and converted from corporations into LLCs effective December 31, 2020.

2.This subsidiary was merged with and into Overland Holdings, Inc. effective December 31, 2020.

3.This subsidiary was merged with and into Overland Solutions, Inc. effective December 31, 2020.

4.These subsidiaries were merged with and into ExlService.com, LLC effective December 31, 2020.